UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  February 26, 2010  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 4.01 -- Changes in Registrant's Certifying Accountant

On January 27, 2010, the Board of Directors of Accredited Business Consolidators Corp., a Pennsylvania corporation, retained Berman W. Martinez y Asociados, a PCAOB registered accounting firm, located in Managua, Nicaragua, as its auditor effective immediately.  Berman W. Martinez y Asociados will audit certain past and present financial statements issued by the Company and render its opinion relating to the same.  The Company provided Berman W. Martinez y Asociados with an advanced copy of this disclosure and requested that the firm provide Accredited Business Consolidators Corp. with a letter stating whether it agrees with the statements made by the Company in response to this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 26, 2010

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William

Vice President

Twitter:  accreditedbiz

fax:  1-267-371-5168

----------------------------

Exhibit 16.1

Accredited Business Consolidators Corp.
Form 8-K
File:  0-27182

LETTERHEAD

BERMAN W. MARTINEZ Y ASOCIADOS
Contadores Publicos Autorizados
Direccion Rubenia C-28
Apartado 1488
(Managua, Nicaragua)
Telefono: (+505) 22222198 - 22663124
Fax: (+505) 22223031

February 17, 2010

Securities and Exchange Commission
100 F. Street NW
Washington DC  20549

Dear Gentlemen:

On January 27, 2010, this Firm received a draft copy of the current report on Form 8-K to be filed by Accredited Business Consolidators Corp. (SEC File 0-27182, CIK #0000933425) reporting an Item 4.01 disclosures which we read.  We have no disagreements with the statements made in the draft Form 8-K and we have been retained by Accredited Business Consolidators Corp. to act as their auditor.

Yours truly,

Berman W. Martinez & Asociados

/s/ Berman W. Martinez Martinez

CPA. Berman W. Martinez Martinez
Partner